                      KNAPE & VOGT MANUFACTURING COMPANY

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                       TENDER OF SHARES OF COMMON STOCK

  This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if:

    (a) certificates for shares of Common Stock, par value $2.00 per share ("Common Stock" or the "Shares"), and/or Class B Common Stock, par value $2.00 per share ("Class B Common Stock"), of Knape & Vogt Manufacturing Company, a Michigan corporation (the "Company"), cannot be delivered to the Depositary (as defined below) prior to the Expiration Date (as defined in Section 1 of the Company's Offer to Purchase dated September 2, 1998 (the "Offer to Purchase")); or

    (b) the procedure for book-entry transfer (set forth in Section 3 of the Offer to Purchase and the related Letter of Transmittal, which, as amended or supplemented from time to time, together constitute the "Offer") cannot be completed on a timely basis; or

    (c) the Letter of Transmittal (or a facsimile thereof) and all other required documents cannot be timely delivered to the Depositary prior to the Expiration Date.

  This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by hand, mail or facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                         HARRIS TRUST AND SAVINGS BANK

   By Hand or Overnight Delivery:                       By Mail:

c/o Harris Trust Company of New York      c/o Harris Trust Company of New York
     88 Pine Street, 19th Floor                       P.O. Box 1010
         New York, NY 10005                        Wall Street Station
                                                 New York, NY 10268-1010

                            Facsimile Transmission:
                                (212) 701-7636

                  Confirm Receipt of Facsimile by Telephone:
                                (212) 701-7624

                               ----------------

  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO THE COMPANY WILL NOT BE FORWARDED TO THE DEPOSITARY AND, THEREFORE, WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO THE BOOK-ENTRY TRANSFER FACILITY WILL NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY.

  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

  The undersigned hereby tenders to the Company at the price per Share indicated in this Notice of Guaranteed Delivery, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, receipt of both of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.



                                   ODD LOTS
                 (See Instruction 8 of Letter of Transmittal)

   To be completed ONLY if the Shares are being tendered by or on behalf of a person owning beneficially or of record an aggregate of fewer than 100 Shares (excluding Shares attributable to the individual accounts under the Knape & Vogt Manufacturing Company Employees' Retirement Savings Plan). The undersigned either (check one box):

 [_]owns beneficially or of record an aggregate of fewer than 100 Shares
    (excluding Shares attributable to the individual accounts under the Knape & Vogt Manufacturing Company Employees' Retirement Savings Plan), all of which are being tendered; or

 [_]is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering, for the beneficial owner(s) thereof, Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by such beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares (excluding Shares attributable to the individual accounts under the Knape & Vogt Manufacturing Company Employees' Retirement Savings Plan), and is tendering all of such Shares.

                ODD LOT SHARES CANNOT BE CONDITIONALLY TENDERED



                              CONDITIONAL TENDER
                 (See Instruction 9 of Letter of Transmittal)

   A tendering shareholder may condition the tender of Shares upon the purchase by the Company of a specified minimum number of Shares tendered hereby, all as described in the Offer to Purchase, particularly in section 6 thereof. Except as set forth in Section 6 of the Offer to Purchase, unless at least such minimum number of shares is purchased by the Company pursuant to the terms of the Offer, none of the Shares tendered hereby will be purchased. It is the tendering shareholder's responsibility to calculate and appropriately indicate such minimum number of Shares, and each shareholder is urged to consult a tax advisor. Unless this box has been completed and a minimum number specified, the tender will be deemed unconditional.

 [_]CHECK HERE IF TENDER OF SHARES IS CONDITIONAL ON THE COMPANY PURCHASING
    ALL OR A MINIMUM NUMBER OF THE TENDERED SHARES AND COMPLETE THE
    FOLLOWING:

  Minimum number of Shares to be sold:_______________________________________

        PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED


                  CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS
     CHECKED OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES

(Shareholders who desire to tender Shares at more than one price must complete a separate Notice of Guaranteed Delivery for each price at which Shares are tendered.)


[_]SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION:

  The undersigned wants to maximize the chance of having the Company purchase all Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this BOX INSTEAD OF ONE OF THE PRICES BELOW, the undersigned hereby tenders Shares and is willing to accept the Purchase Price resulting from the Dutch Auction tender process. This action will result in receiving a price per Share as low as $19.00 or as high as $22.00.

                                      OR

SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER:

  By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price for the Shares is less than the price checked. A shareholder who desires to tender Shares at more than one price must complete a separate Notice of Guaranteed Delivery for each price at which Shares are tendered. The same Shares cannot be tendered at more than one price.

  PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED


   [_]$19.000       [_]$19.625         [_]$20.250         [_]$20.875         [_]$21.500
   [_]$19.125       [_]$19.750         [_]$20.375         [_]$21.000         [_]$21.625
   [_]$19.250       [_]$19.875         [_]$20.500         [_]$21.125         [_]$21.750
   [_]$19.375       [_]$20.000         [_]$20.625         [_]$21.250         [_]$21.875
   [_]$19.500       [_]$20.125         [_]$20.750         [_]$21.375         [_]$22.000

 (Please type or print)
 Number of Shares: _________________
 Certificate Nos. (if available): __

 -----------------------------------
                                    Name(s)

 -----------------------------------
                                  Address(es)

 -----------------------------------

 -----------------------------------
                      Area Code(s) and Telephone Number(s)

 -----------------------------------
                                   Sign Here

 -----------------------------------
                                  Signature(s)

                         , 1998
 -----------------------------------
                                     Dated


 If Shares will be tendered by
 book-entry transfer, provide the
 following information:

 Account Number: ___________________

 Date: _____________________________










  THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING SHAREHOLDERS. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  THE UNDERSIGNED IS A MEMBER FIRM OF A REGISTERED NATIONAL SECURITIES EXCHANGE, A MEMBER OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC., OR A FINANCIAL INSTITUTION THAT IS A MEMBER OF A RECOGNIZED SIGNATURE GUARANTEE MEDALLION PROGRAM WITHIN THE MEANING OF RULE 17AD-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), AND HEREBY GUARANTEES:
(A) THE ABOVE-NAMED PERSON(S) HAS A NET LONG POSITION IN THE SHARES TENDERED HEREBY WITHIN THE MEANING OF RULE 14E-4 PROMULGATED UNDER THE EXCHANGE ACT, AND
(B) SUCH TENDER OF SHARES COMPLIES WITH SUCH RULE 14E-4, AND (C) DELIVERY TO THE DEPOSITARY, AT ONE OR MORE OF ITS ADDRESSES SET FORTH ABOVE, OF (I) CERTIFICATE(S) DELIVERED HEREBY IN PROPER FORM FOR TRANSFER, OR (II) CONFIRMATION THAT THE SHARES (BUT NOT THE CLASS B COMMON STOCK) TENDERED HEREBY HAVE BEEN DELIVERED PURSUANT TO THE PROCEDURE FOR BOOK-ENTRY TRANSFER (SET FORTH IN SECTION 3 OF THE OFFER TO PURCHASE) INTO THE DEPOSITARY'S ACCOUNT AT THE DEPOSITORY TRUST COMPANY, IN EACH CASE, TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER(S) OF TRANSMITTAL (OR FACSIMILE THEREOF) WITH ANY REQUIRED SIGNATURE GUARANTEE(S), OR AN AGENT'S MESSAGE (AS DEFINED IN THE OFFER TO PURCHASE) OR THROUGH ATOP (AS DEFINED IN THE OFFER TO PURCHASE), AND ANY OTHER REQUIRED DOCUMENTS, ALL WITHIN THREE NASDAQ NATIONAL MARKET TRADING DAYS AFTER THE RECEIPT BY THE DEPOSITARY.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares (or equivalent securities) to the Depositary within the time shown herein. Failure to do so could result in a financial loss to such Eligible Institution.


 Name of Firm: _____________________

 Address: __________________________

 -----------------------------------
                            Zip Code

 Area Code and
 Telephone No.: ____________________


 -----------------------------------
                              Authorized Signature

 Name: _____________________________
                                  Please Print

 Title: ____________________________

 Date: _____________________________


        DO NOT SEND CERTIFICATES WITH THIS FORM. YOUR SHARE CERTIFICATES
                    MUST BE SENT WITH LETTER OF TRANSMITTAL.